UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 17, 2007

Horne International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50373	90-0182158
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2677 Prosperity Avenue, Suite 300, Fairfax, Virginia		22031
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-641-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2007, the Board of Directors for Horne International, Inc. did appoint Robert L. Suthard, Jr., age 50, to assume the duties of Chief Operating Officer for the company. Prior to being appointed Chief Operating Officer, Mr. Suthard served as a Vice President of Horne International, Inc. from July 1, 2007 to September 17, 2007. Mr. Suthard also currently serves as the President and Chief Operating Officer of Horne Engineering Services, LLC, a wholly owned subsidiary of Horne International, Inc. Prior to joining Horne International, Inc., Robert Suthard was the Commander and Chief Executive Officer (CEO) of the United States Army Corps of Engineers (USACE) Transatlantic Programs Center which is responsible for providing engineering, construction and related services in the Middle East and Africa. Prior to his assignment to the USACE Transatlantic Programs Center, Mr. Suthard was Commander of the ROTC Program and a Professor of Military Science at Virginia Military Institute. Mr. Suthard also served as the Commander and CEO, USACE Tulsa Engineer District. Mr. Suthard recently retired from the United States Army after serving for 28 years.

Mr. Suthard has entered into an Employment Agreement with Horne International, Inc., the terms of which provide for Mr. Suthard's responsibilties as well as his compensation. The Employment Agreement provides for Mr. Suthard to serve at will. Mr. Suthard is compensated with an annual salary of $175,000.00. In addition to an annual salary, Mr. Suthard is also entitled to customary employee benefits and certain other benefits including a vehicle allowance, and the right to equity compensation of 50,000 options to purchase shares of Horne International, Inc. The Employment Agreement is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Employment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horne International Inc.

September 21, 2007	By:	Michael M. Megless

Name: Michael M. Megless
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Employment Agreement